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                                                                    Exhibit 23.4




INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES


We consent to the use in this Registration Statement of Miami Cruiseline Services Holdings I B.V. on Form S-1 of our report dated July 31, 1998 (relating to the consolidated financial statements of Greyhound Leisure Services, Inc. and Subsidiaries ["Greyhound Leisure"] as of December 31, 1997 and for the two years in the period then ended, presented separately herein), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of Greyhound Leisure Services Inc. and Subsidiaries, the "Predecessor" of Miami Cruiseline Service Holdings I B.V., listed in Schedule II. These financial statement schedules are the responsibility of Greyhound Leisure's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic 1996 and 1997 financial statements taken as a whole, present fairly in all material respects the information set forth herein.




/s/ Deloitte & Touche LLP
Miami, Florida
August 18, 1999